                                                                   Exhibit 10.17

                           UPLINK SERVICES AGREEMENT
                           -------------------------

          THIS UPLINK SERVICES AGREEMENT is made and entered effective as of the 1st day of January, 1995, by and between Jones Earth Segment, Inc. ("Earth Segment"), Jones Infomercial Networks, Inc. ("JIN") Jones Computer Network, Ltd. ("JCN"), Mind Extension University, Inc. ("ME/U") and Jones Galactic Radio, Inc. ("JGR").

                                    RECITALS
                                    --------

          A. Earth Segment owns and operates a full-service uplink facility in Arapahoe County, Colorado (the "Facility") from which it provides uplink services.

          B. JIN, JCN, ME/U and JGR require use of the uplink services of Earth Segment and Earth Segment desires to provide such services, all according to the terms and conditions of this Agreement.

          C. JIN, JCN, ME/U and JGR are media networks. Other such networks may become parties to this Agreement from time-to-time. JIN, JCN, ME/U and JGR and such other networks are hereafter referred to as the "Networks".

                                   AGREEMENT
                                   ---------

          In consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

          1.  Uplink Services.  Earth Segment hereby agrees to provide uplink
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services to the Networks at the Facility.  The services shall consist of the transmission of programming signals from the Facility to a satellite or satellites so that these programming services can be received and rebroadcasted on cable system or radio stations across the United States. The uplinking shall be either to the C-3 or G-5 satellites.

          2  Term.  This Agreement shall commence on the effective date hereof
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and shall continue, unless otherwise terminated by Earth Segment, through
December 31, 2004 in the case of uplinking to the C-3 satellite and May 7, 2004 in the case of uplinking to the G-5 satellite.
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          3.  Payments.  The uplinking fee paid to Earth Segment by each Network
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shall be comprised of a monthly uplinking service fee and an allocation of uplink operating costs. The monthly uplinking service fee shall be $30,000 per month for each 24-hour Network until the Facility is uplinking six 24-hour Networks, at which time the monthly uplinking service fee shall be $25,000 per Network. However, ME/U and JGR will be treated at one 24-hour Network and will share the monthly uplinking service fee 75% and 25%, respectively. At such time that the Networks using the G-5 satellite are transmitted digitally the allocation between ME/U and JGR will be eliminated and ME/U will pay a monthly uplinking fee consistent with the other 24-hour Networks and JGR will pay $7,500 per month.

The allocation of uplinking operating costs, which shall include all uplinking operating costs in company S171 less depreciation expense, amortization expense, and net of the reimbursement for facilities related rental costs, will be allocated to the Networks pro rata based on the individual Networks uplinking service fees to total uplinking service fees for all the Networks.

          4.  Termination.  This Agreement may be terminated as to a Network at
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any time by Earth Segment by giving such Network at least thirty (30) days prior written notice of its desire to terminate this Agreement, provided that a Network may terminate this Agreement at any time if its use of the transponder on either the G-5 or C-3 satellite is terminated without the fault of the Network.

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                  JONES EARTH SEGMENT, INC.,
                                  a Colorado corporation

                                  By: /s/ Glenn R. Jones
                                     ------------------------------


                                  JONES INFOMERCIAL NETWORKS, INC.,
                                  a Colorado corporation

                                  By: /s/ Gregory J. Liptak
                                     ------------------------------


                                  JONES COMPUTER NETWORK, LTD.,
                                  a Colorado corporation

                                  By: /s/ Elizabeth M. Steele
                                     ------------------------------


                                  MIND EXTENSION UNIVERSITY, INC.,
                                  a Colorado corporation

                                  By: /s/ Gregory J. Liptak
                                     ------------------------------


                                  JONES GALACTIC RADIO, INC.,
                                  a Colorado corporation

                                  By: /s/ Gregory J. Liptak
                                     ------------------------------


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